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                                                                  EXECUTION COPY




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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                         TEXTRON FINANCIAL CORPORATION,

                          LIGHTHOUSE ACQUISITION CORP.

                                       and

                        LITCHFIELD FINANCIAL CORPORATION

                         Dated as of September 22, 1999




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                                TABLE OF CONTENTS


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ARTICLE I

            THE OFFER.................................................................................1
            SECTION 1.1  The Offer....................................................................1
            SECTION 1.2  Company Action...............................................................2

ARTICLE II

            THE MERGER................................................................................3
            SECTION 2.1  The Merger...................................................................3
            SECTION 2.2  Closing; Effective Time......................................................4
            SECTION 2.3  Effects of the Merger........................................................4
            SECTION 2.4  Articles of Organization; By-Laws............................................4
            SECTION 2.5  Directors and Officers.......................................................4
            SECTION 2.6  Conversion of Securities.....................................................4
            SECTION 2.7  Treatment of Options.........................................................5
            SECTION 2.8  Dissenting Shares............................................................5
            SECTION 2.9  Surrender of Shares; Stock Transfer Books....................................6

ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................7
            SECTION 3.1  Organization and Qualification; Subsidiaries.................................7
            SECTION 3.2  Articles of Organization and By-Laws.........................................7
            SECTION 3.3  Capitalization...............................................................8
            SECTION 3.4  Authority Relative to This Agreement.........................................9
            SECTION 3.5  No Conflict; Required Filings and Consents...................................9
            SECTION 3.6  Compliance..................................................................10
            SECTION 3.7  SEC Filings; Financial Statements...........................................10
            SECTION 3.8  Absence of Certain Changes or Events........................................11
            SECTION 3.9  Absence of Litigation.......................................................12
            SECTION 3.10  Employee Benefit Plans.....................................................12
            SECTION 3.11  Tax Matters................................................................13
            SECTION 3.12  Offer Documents; Proxy Statement...........................................14
            SECTION 3.13  Environmental Matters......................................................15
            SECTION 3.14  Real Estate Matters........................................................17
            SECTION 3.15  Loans; Investments.........................................................18
            SECTION 3.16  Licenses...................................................................21
            SECTION 3.17  Allowance for Possible Loan Losses.........................................21
            SECTION 3.18  Brokers....................................................................22
            SECTION 3.19  Sole Representations and Warranties........................................22
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ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER...................................22
            SECTION 4.1  Corporate Organization......................................................22
            SECTION 4.2  Authority Relative to This Agreement........................................22
            SECTION 4.3  No Conflict; Required Filings and Consents..................................23
            SECTION 4.4  Offer Documents; Proxy Statement............................................23
            SECTION 4.5  Brokers.....................................................................24
            SECTION 4.6  Funds.......................................................................24

ARTICLE V

            CONDUCT OF BUSINESS PENDING THE MERGER...................................................24
            SECTION 5.1  Conduct of Business of the Company Pending the Merger.......................24

ARTICLE VI

            ADDITIONAL AGREEMENTS....................................................................27
            SECTION 6.1  Stockholders Meeting........................................................27
            SECTION 6.2  Proxy Statement.............................................................27
            SECTION 6.3  Company Board Representation; Section 14(f).................................28
            SECTION 6.4  Access to Information; Confidentiality......................................29
            SECTION 6.5  No Solicitation of Transactions.............................................29
            SECTION 6.6  Employee Benefits Matters...................................................30
            SECTION 6.7  Directors' and Officers' Indemnification and Insurance......................31
            SECTION 6.8  Intentionally Omitted.......................................................32
            SECTION 6.9  Notification of Certain Matters.............................................32
            SECTION 6.10  Further Action; Commercially Reasonable Efforts............................33
            SECTION 6.11  Public Announcements.......................................................34
            SECTION 6.12  Disposition of Litigation..................................................34

ARTICLE VII

            CONDITIONS OF MERGER.....................................................................34
            SECTION 7.1  Conditions to Obligation of Each Party to Effect the Merger.................34

ARTICLE VIII

            TERMINATION, AMENDMENT AND WAIVER........................................................35
            SECTION 8.1  Termination.................................................................35
            SECTION 8.2  Effect of Termination.......................................................36
            SECTION 8.3  Fees and Expenses...........................................................36
            SECTION 8.4  Amendment...................................................................38
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            SECTION 8.5  Waiver......................................................................38

ARTICLE IX

            GENERAL PROVISIONS.......................................................................38
            SECTION 9.1  Non-Survival of Representations, Warranties and Agreements..................38
            SECTION 9.2  Notices.....................................................................38
            SECTION 9.3  Certain Definitions.........................................................39
            SECTION 9.4  Severability................................................................40
            SECTION 9.5  Entire Agreement; Assignment................................................40
            SECTION 9.6  Parties in Interest.........................................................41
            SECTION 9.7  Governing Law...............................................................41
            SECTION 9.8  Headings....................................................................41
            SECTION 9.9  Counterparts................................................................41
            SECTION 9.10  Specific Performance.......................................................41
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Annex A -    Offer Conditions


                                      iii
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          AGREEMENT AND PLAN OF MERGER, dated as of September 22, 1999 (the
"Agreement"), among TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("Parent"), LIGHTHOUSE ACQUISITION CORP., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Purchaser"), and LITCHFIELD FINANCIAL CORPORATION, a Massachusetts corporation (the "Company").

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the stockholders of the Company to enter into this Agreement with Parent and Purchaser, providing for the merger (the "Merger") of Purchaser with the Company in accordance with the Massachusetts Business Corporation Law ("MBCL"), upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Board of Directors of Parent and Purchaser have each approved the Merger of Purchaser with the Company in accordance with the MBCL upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

          SECTION 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and no event shall have occurred and no circumstance shall exist which would result in a failure to satisfy any of the conditions or events set forth in Annex A hereto (the "Offer Conditions"), Purchaser shall, as soon as reasonably practicable after the date hereof (and in any event within five business days from the date of initial public announcement of the execution hereof), commence an offer (the "Offer") to purchase for cash all of the issued and outstanding shares of Common Stock, par value $0.01 per share (referred to herein as either the "Shares" or "Company Common Stock"), of the Company at a price of $24.50 per Share, net to the seller in cash. The obligation of Purchaser to accept for payment Shares tendered pursuant to the Offer shall be subject only to the satisfaction or waiver by Purchaser of the Offer Conditions. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, no change may be made which changes the Minimum Condition or decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Shares to be purchased in the Offer, or amends the terms or Offer Conditions in a manner which, in the Company's reasonable judgment, is adverse to the holders of the Shares or the Company, or which imposes conditions or terms to the Offer in addition to those set forth herein. Purchaser covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the Offer Conditions, it will accept for payment and pay for Shares as soon as it is permitted to do so under applicable law; provided that

Purchaser shall have the right, in its sole discretion, to extend the Offer for up to five business days, notwithstanding the prior satisfaction of the Offer, solely if necessary in order to attempt to satisfy the requirements of Section 82 of the MBCL. It is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or Parent constituting a breach of this Agreement) or, except with respect to the Minimum Condition, may be waived by Purchaser, in whole or in part at any time and from time to time, in its sole discretion. Subject to the terms and conditions of the Offer, Parent and Purchaser will each use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Offer.

          (b) As soon as reasonably practicable on the date the Offer is commenced, Purchaser shall file a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the Securities and Exchange Commission (the "SEC"). The Schedule 14D-1 shall contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent and Purchaser agree that the Company and its counsel shall be given an opportunity to review the Schedule 14D-1 before it is filed with the SEC. Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          SECTION 1.2 Company Action. (a) The Company hereby approves of and consents to the Offer and represents and warrants that: (i) its Board of Directors, at a meeting duly called and held on September 22, 1999, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to and in the best interests of the holders of Shares and the Company, (B) approved this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, and (C) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser thereunder and approve this Agreement and the transactions contemplated hereby (it being understood that, notwithstanding anything in this Agreement to the contrary, if the Company's Board of Directors by majority vote shall have determined in good faith, based upon the advice of outside counsel to the Company, that failure to modify or withdraw its recommendation would constitute a breach of the Board's fiduciary duty under applicable law, the Board of Directors may so modify or withdraw its recommendation); and (ii) CIBC World Markets (the "Financial Advisor") has delivered to the Board of Directors of the Company its written opinion that, subject to the limitations and qualifications stated therein, the consideration to be received by holders of Shares, other than Parent and Purchaser, pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by the Financial Advisor to permit, subject to prior review by such Financial Advisor, the inclusion of such fairness opinion (or a reference thereto with the consent of the Financial Adviser) in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 3.12. The Company hereby consents to the inclusion in the Offer

Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a).

          (b) The Company shall file with the SEC, contemporaneously with the commencement of the Offer pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations of the Company's Board of Directors described in Section 1.2(a)(i) and shall promptly mail the
Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser each agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          (c) In connection with the Offer, if requested by Purchaser, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Shares, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of stockholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent, Purchaser and each of their affiliates and associates shall hold in confidence the information contained in any of such lists, labels or additional information and, if this Agreement is terminated, shall promptly deliver to the Company all copies and extracts of such information then in their possession or under their control.

                                   ARTICLE II

                                   THE MERGER

          SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the MBCL, at the Effective Time (as defined in Section 2.2), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election, any direct or indirect subsidiary of Parent other than Purchaser may be merged with and into the Company instead of the Purchaser. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.


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          SECTION 2.2 Closing; Effective Time. Subject to the provisions of
Article VII, the closing of the Merger (the "Closing") shall take place in New York City at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, as soon as practicable but in no event later than the first business day after the satisfaction or waiver of the conditions set forth in
Article VII, or at such other place or at such other date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, the parties hereto shall cause the Merger to be consummated by filing this Agreement or articles of merger (the "Certificate of Merger") with the Secretary of State of the Commonwealth of Massachusetts, in such form as required by and executed in accordance with the relevant provisions of the MBCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the Commonwealth of Massachusetts (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

          SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the MBCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.4 Articles of Organization; By-Laws. (a) At the Effective Time and without any further action on the part of the Company and Purchaser, the Amended and Restated Articles of Organization of the Company (as amended, the "Articles of Organization"), as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Corporation until thereafter and further amended as provided therein and under the MBCL.

          (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Organization of the Purchaser and as provided by law.

          SECTION 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation (directors of the Company shall tender their resignations effective upon the Effective Time), and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified. Nothing herein shall be deemed to limit the ability of Parent to cause the Surviving Corporation to elect or appoint different or additional officers.

          SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares (as defined in Section 2.8(a))) shall be canceled, extinguished and converted into the right to receive $24.50 in cash or any higher price that may be paid pursuant to the Offer (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.9, less any required withholding taxes.

          (b) Each share of Company Common Stock held in the treasury of the Company and each Share owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent or of the Company, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          SECTION 2.7 Treatment of Options. Immediately prior to the Effective Time, each outstanding stock option and any related stock appreciation right granted to employees and non-employee directors of the Company and its subsidiaries (together, an "Option"), whether or not then exercisable or vested, shall be canceled by the Company, and the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for such cancellation an amount in cash equal to the product of (a) the number of Shares previously subject to such Option and (b) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Option (such payment to be net of applicable withholding taxes).

          SECTION 2.8 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and shall have delivered a written demand for appraisal of such shares of Company Common Stock in the time and manner provided in Section 89 of the MBCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the MBCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Sections 89 and 90 of the MBCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the MBCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in
Section 2.6(a) of this Agreement, without any interest thereon.

          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 85 of the MBCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the MBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

          SECTION 2.9 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.6(a). When and as needed, Parent or Purchaser will make available to the Paying Agent sufficient funds to make all payments pursuant to Section 2.9(b). Such funds shall be invested by the Paying Agent as directed by Purchaser or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

          (c) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying

Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Purchaser that, except as set forth in the disclosure schedule delivered by the Company to Purchaser prior to the date of execution of this Agreement (the "Company Disclosure Schedule"):

          SECTION 3.1 Organization and Qualification; Subsidiaries. Except as set forth in Section 3.1 of the Company Disclosure Schedule, each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below). Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that would (i) be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole or (ii) prevent or materially delay the consummation of the Offer or the Merger; provided, however, that a decline in the price of the Company's Common Stock as traded on the Nasdaq National Market as a result of changes in the accounting practices or business practices set forth in Section 5.1 of the Company Disclosure Schedule shall not be deemed to have a Material Adverse Effect unless it is otherwise a result of an event or occurrence that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          SECTION 3.2 Articles of Organization and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Organization and the By-Laws of the Company as currently in effect. Such Articles of Organization and By-Laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any of the provisions of its Articles of Organization or By-Laws.

          SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of 12,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"). As of September 22, 1999, (i) 6,984,601 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of Company Common Stock were held in the treasury of the Company and (iii) an aggregate of 913,720 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options issued pursuant to the Company Plans (as defined in Section 3.10). Since September 22, 1999, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Options outstanding as of September 22, 1999. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. Except (i) as set forth above or (ii) as a result of the exercise of Options outstanding as of September 22, 1999, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (d) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Except as set forth in Section 3.3 of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in
Section 3.3 of the Company Disclosure Schedule, there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. Except as set forth in Section 3.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except as set forth in Section 3.3 of the Company Disclosure Schedule, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The Company has delivered to Parent prior to the date hereof a list of the subsidiaries and associated entities of the Company which evidences, among other things, the percentage of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or associated entities. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

          SECTION 3.4 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of two-thirds of the outstanding shares of Company Common Stock if and to the extent required by applicable law, and the filing of appropriate merger documents as required by the MBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger) so as to render inapplicable hereto and thereto the limitation on business combinations contained in Chapter 110D and Chapter 110F, Section 1, of the Massachusetts Corporation-Related Laws. As a result of the foregoing actions, subject to
Section 82 of the MBCL, the only vote required to authorize the Merger is the affirmative vote of two-thirds of the outstanding Shares.

          SECTION 3.5 No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company do not and will not:
(i) conflict with or violate the Articles of Organization or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries;
(ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (b) Except as set forth in Section 3.5(b) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other person, except for (i) applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or other foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the MBCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely to (x) prevent or materially delay the Company from performing its obligations under this Agreement or (y) have a Material Adverse Effect.

          (c) if the adoption of this Agreement and the approval of the Merger by the stockholders of the Company is required by the MBCL, such adoption and approval may be accomplished in accordance with the Company's Articles of Organization and the MBCL solely by the affirmative vote of two-thirds of the outstanding Shares.

          SECTION 3.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of each of clauses (i) and (ii), for any such conflicts, defaults or violations which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          SECTION 3.7 SEC Filings; Financial Statements. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1996 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed, or (except to the extent revised or superseded by a subsequent filing with the SEC) contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in its Annual Reports on Form 10-K for each of the two fiscal years ended December 31, 1997 and 1998 filed with the Commission has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at December 31, 1998, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred since December 31, 1998 (i) in the ordinary course of business consistent with past practice and
(ii) which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.8 Absence of Certain Changes or Events. Since December 31, 1998, except as contemplated by this Agreement or disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any changes in the business, financial condition or results of operations of the Company or any of its subsidiaries having or reasonably likely to have a Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; (iii) any material change by the Company in its accounting methods, principles or practices; (iv) any revaluation by the Company of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any entry by the Company or any of its subsidiaries into any commitment or transactions material to the Company and its subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business); (vi) any declaration, setting aside or payment of any dividends or distributions in respect of the Shares; (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or key employees of the Company or any of its subsidiaries, except for increases in base compensation in the ordinary course of business consistent with past practice, or pursuant to any employment, consulting or severance agreement or arrangement previously entered into with any such present or former directors, officers or key employees; or (viii) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 5.1 (except for the actions described in Sections 5.1(e)(iii), 5.1(e)(iv), 5.1(h), 5.1(l) and 5.1(p) hereof).

          SECTION 3.9 Absence of Litigation. Except as disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which, insofar as can be reasonably foreseen, is reasonably likely to have a Material Adverse Effect.

          SECTION 3.10 Employee Benefit Plans. Except (i) as set forth in the SEC Reports filed and publicly available prior to the date of this Agreement,
(ii) as set forth in Section 3.10 of the Company Disclosure Schedule, or (iii) with respect to subsections (b) through (g) of this Section 3.10, as is not, individually or in the aggregate, reasonably likely to have a Material Adverse
Effect:

          (a) Section 3.10 of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or any of its subsidiaries, has any present or future right to benefits or under which the Company or any of its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

          (b) With respect to each Company Plan, the Company has delivered or made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications by the Company or any of its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

          (c) (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the revocation of such determination letter; (iii) no event has occurred and no condition exists that would subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or
     (o)), to any tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (v) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan.

          (d) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

          (e) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)): (i) none of the Company, any of its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Effective Time, the Company, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no multiemployer plan to which the Company, any of its subsidiaries or any member of their Controlled Group has any liabilities or contributes, is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

          (f) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and (ii) no facts or circumstances exist, to the knowledge of the Company, that are likely to give rise to any such actions, suits or claims.

          (g) No Company Plan exists that could result in the payment to any present or former employee of the Company or any of its subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

          SECTION 3.11 Tax Matters. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it in the manner provided by law, has paid all Taxes (including interest and penalties) owed (whether or not shown on any Tax Returns) other than Taxes that (i) are being contested in good faith, (ii) have not been finally determined and (iii) for which an adequate reserve has been provided in its financial statements according to generally accepted accounting principles. All such Tax Returns were true, correct and complete in all material respects. No claim has been made in writing by any Taxing authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as has been disclosed to Parent in Section 3.11 of the Company Disclosure Schedule:
(i) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) as of the date hereof there are no audits or disputes for Taxes upon the Company or any of its subsidiaries; and (iii) none of the payments required by this Agreement would be non-deductible under Code Section 162(m). Proper and accurate amounts have been withheld by the Company and its subsidiaries from their employees in compliance with the tax withholding provisions of applicable federal, state and local laws and have been paid over to the appropriate taxing authorities. None of the Company and its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its subsidiaries has been required to include in income any adjustment pursuant to Code Section 481 (or any similar provision of state, local or foreign tax law) by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries, and, to the Company's best knowledge, the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been a member of an affiliated group filing consolidated federal income tax return (other than a group the common parent of which was the Company), (ii) is a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is the Company), or (iii) has any liability for the Taxes of any person (other than any of the Company or its subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

          SECTION 3.12 Offer Documents; Proxy Statement. Neither the Schedule 14D-9, nor any of the information supplied by the Company for inclusion in the Offer Documents, shall, at the respective times such Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as defined in Section 6.1) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders and at the time of the Stockholders Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives which is contained in the Schedule 14D-9 or the Proxy Statement. The Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.13 Environmental Matters. (a) Except as disclosed in SEC Reports filed and publicly available prior to the date of this Agreement and to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect:

          (i) (A) the Company and its subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; and (B) the Company and each of its subsidiaries believes that each of them will, and will not incur material expense in excess of the amounts reflected in the Company's financial statements and capital budgets to, timely attain or maintain compliance with any Environmental Laws applicable to any of their current operations or properties or to any of their planned operations over the next three years;

          (ii) (A) the Company and its subsidiaries hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations and for any property owned, leased, or otherwise operated by any of them, and are, and within the period of all applicable statutes of limitation have been, in compliance with all such Environmental Permits; and (B) neither the Company nor any of its subsidiaries has knowledge that over the next three years: any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits required of any of them for current operations or for any property owned, leased, or otherwise operated by any of them, or for any of their planned operations, will not be timely granted or complied with; or any transfer or renewal of, or reapplication for, any Environmental Permit required as a result of the Merger will not be, timely effected;

          (iii) no review by, or approval of, any Governmental Authority or other person is required under any Environmental Law in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby;

          (iv) neither the Company nor any of its subsidiaries has received any Environmental Claim (as hereinafter defined) against any of them, and neither the Company nor any of its subsidiaries has knowledge of any such Environmental Claim being threatened;

          (v) Hazardous Materials are not present on any property owned, leased, or operated by the Company or any of its subsidiaries, that is reasonably likely to form the basis of any Environmental Claim against any of them; and neither the Company nor any of its subsidiaries has reason to believe that Hazardous Materials are present on any other property that is reasonably likely to form the basis of any Environmental Claim against any of them;

          (vi) neither the Company nor any of its subsidiaries has knowledge of any material Environment Claim pending or threatened, or of the presence or suspected presence of any Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim, in any case against any person or entity (including without limitation any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which the Company or any of its subsidiaries formerly owned, leased, or operated, in whole or in part; and

          (vii) the Company has informed the Parent and the Purchaser of: all material facts which the Company or any of its subsidiaries reasonably believes could form the basis of a material Environmental Claim against the Company or any of its subsidiaries arising out of the non-compliance or alleged non-compliance with any Environmental Law, or the presence or suspected presence of Hazardous Materials at any location; all material costs the Company reasonably expects it and any of its subsidiaries to incur to comply with Environmental Laws during the next three years; and all material costs the Company and any of its subsidiaries expect to incur for ongoing, and reasonably anticipated, investigation and remediation of Hazardous Materials (including, without limitation, any payments to resolve any threatened or asserted Environmental Claim for investigation and remediation costs).

          (b) For purposes of this Agreement, the terms below shall have the following meanings:

          "Environmental Claim" means any claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice (written or oral) of noncompliance, violation, or liability, by any person or entity asserting liability or potential liability (including without limitation liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

          "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of human health as affected by the environment or Hazardous Materials (including without limitation employee health and safety) or the environment (including without limitation indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species).

          "Environmental Permits" means all permits, licenses, registrations, approvals, exemptions and other filings with or authorizations by any Governmental Authority under any Environmental Law.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity (including, without limitation, a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, asbestos-containing materials, pollutants, contaminants, radioactivity, electromagnetic fields and all other materials, whether or not defined as such, that are regulated pursuant to any Environmental Laws or that could result in liability under any applicable Environmental Laws.

          SECTION 3.14 Real Estate Matters. (a) Except as set forth in Section
3.14 of the Company Disclosure Schedule, the Company or its subsidiaries has good, valid, and, in the case of Owned Properties (as defined below), marketable fee title to: (i) all of the material real property and interests in real property owned by the Company or its subsidiaries and used by the Company or its subsidiaries in the conduct of their business, except for properties hereafter sold or otherwise disposed of in the ordinary course of business (the "Owned Properties"), and (ii) all of the material leasehold estates in all real properties leased by the Company or its subsidiaries, except leasehold interests hereafter terminated in the ordinary course of business (the "Leased Properties"; the Owned Properties and Leased Properties being sometimes referred to herein as the "Real Properties"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way, subleases and other similar restrictions and encumbrances ("Encumbrances"), except for Encumbrances which, (i) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or (ii) are disclosed in
Section 3.14(a) of the Company Disclosure Schedule.

          (b) Except as disclosed in Section 3.14 of the Company Disclosure Schedule, and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) each of the agreements by which the Company has obtained a leasehold interest in each Leased Property (individually, a "Lease" and collectively, the "Leases") is in full force and effect in accordance with its respective terms and the Company or its subsidiary is the holder of the lessee's or tenant's interest thereunder; to the knowledge of the Company, there exists no default under any Lease and no circumstance exists which, with the giving of notice, the passage of time or both, is reasonably likely to result in such a default; the Company and its subsidiaries have complied with and timely performed all conditions, covenants, undertakings and obligations on their parts to be complied with or performed under each of the Leases; the Company and its subsidiaries have paid all rents and other charges to the extent due and payable under the Leases; (ii) there are no leases, subleases, licenses, concessions or any other contracts or agreements granting to any person or entity other than the Company or any of its subsidiaries any right to the possession, use, occupancy or enjoyment of any Real Property or any portion thereof; (iii) the current operation and use of the Real Properties does not violate any statute, law, regulation, rule, ordinance, permit, requirement, order or decree now in effect; (iv) the use being made of each Real Property at present is in conformity with the certificate of occupancy issued for such Real Property; (v) there are no existing, or to the knowledge of the Company, threatened, condemnation or eminent domain proceedings (or proceedings in lieu thereof) affecting the Real Properties or any portion thereof and (vi) no default or breach exists under any of the covenants, conditions, restrictions, rights-of-way, or easements, if any, affecting all or any portion of a Real Property, which are to be performed or complied with by the Company or any of its subsidiaries.

          (c) Neither the Company nor any of its subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract, or other contractual right to sell or dispose of any Owned Property or any portions thereof or interests therein which property, portions and interests, individually or in the aggregate, are material to the Company and its subsidiaries.

          SECTION 3.15 Loans; Investments. (a) The following terms shall have the meaning ascribed to them below:

          (i) "Investor" means any person or entity who has acquired a Loan from the Company or any of its subsidiaries, other than the Parent or any of its subsidiaries.

          (ii) "Investor Requirements" means any outstanding contractual, legal and regulatory obligation of the Company or any of its subsidiaries to any Investor, including but not limited to, the representations, warranties and covenants made by the Company or any of its subsidiaries to any Investor.

          (iii) "Loan" means any loan or lease at any time held, serviced or sold by the Company or any of its subsidiaries to the extent that the Company or any of its subsidiaries could have any liability, obligation or duties with respect thereto.

          (iv) "Loan Documents" means the note, mortgage, deed of trust, security agreement, or other instrument securing the note and the related documents for each Loan.

          (v) "Mortgage Loan" shall mean a Loan secured by a mortgage.

          (vi) "Serviced Loans" means all Loans serviced by the Company or its subsidiaries for its own account or for others.

          (vii) "Servicing Requirements" means prudent practice and industry standards together with any contractual, legal or regulatory obligation of the Company or any of its subsidiaries relating to the Serviced Loans.

          (b) Except as would not have a material adverse effect on the Company's portfolio of Loans, the Loan Documents evidencing each Loan (other than Serviced Loans serviced for the account of others that have never been owned by the Company or its subsidiaries) that is currently outstanding constitute the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of lending institutions or creditors generally and by general equitable principles. Expect as would not have a material adverse effect on the Company's portfolio of Loans, no Loan is subject to any legally enforceable right of rescission, set-off, counterclaim or defense, including the defense of usury or, to the knowledge of the Company, lack of legal capacity of any borrower or guarantor, nor will the operation of any of the terms of any Loan, or the exercise of any legally enforceable right thereunder, render any Loan or any of the Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury or, to the knowledge of the Company, lack of legal capacity of any borrower or guarantor, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to any Loan for which there is any recourse against, or responsibility or exposure of, the Company or any of its subsidiaries.

          (c) Except as would not have a material adverse effect on the Company's portfolio of Loans, the Loan Documents for each Loan (other than Serviced Loans serviced for the account of others that have never been owned by the Company or its subsidiaries) have been duly executed and recorded, or are in the process of being recorded, and are in due and proper form. Except as would not have a material adverse effect on the Company's portfolio of Loans, the Company has at all times maintained the Loan Documents in all material respects in accordance with Investor Requirements, Servicing Requirements and otherwise in accordance with all legal and regulatory requirements and contractual obligations applicable to the Company and its subsidiaries.

          (d) Except as would not have a material adverse effect on the Company's portfolio of Loans, all outstanding Loans sold by the Company or any of its subsidiaries complied in all material respects with Investor Requirements on the date of sale.

          (e) Except as would not have a material adverse effect on the Company's portfolio of Loans, the Company and its subsidiaries have at all times been and are in compliance in all material respects with the Servicing Requirements relating to the Serviced Loans and Loans previously serviced by any of them.

          (f) Except as would not have a material adverse effect on the Company's portfolio of Loans, each advance outstanding with respect to any Loan has been made in accordance with all material requirements of the Loan Documents.

          (g) Except as would not have a material adverse effect on the Company's portfolio of Loans, neither the Company nor any of its subsidiaries is in material default with respect to any of its obligations under any Loan.

          (h) Neither the Company nor any of its subsidiaries is in violation in any material respect of any federal, state, or local law, statute, ordinance, rule, regulation, order or guideline applicable to the Company or its subsidiaries pertaining to the Loans or otherwise relating to its purchase or sale of Loans or its lending business.

          (i) Except as would not have a material adverse effect on the Company's portfolio of Loans, all Loans securitized in a pool, at the time of inclusion in the pool, and at the time of any pool certification or any recertification, met all applicable guidelines for such pool. The principal balance outstanding and owing on the Serviced Loans in each pool equals or exceeds the principal amount owing to the corresponding security holder of such pool.

          (j) Set forth in Section 3.15(j) of the Company Disclosure Schedule is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which the Company or any of its subsidiaries is a party or by which any of their properties or assets may be bound. Except as would not have a material adverse effect on the Company's portfolio of Loans, all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which the Company or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of the Company, in accordance with then-customary practice and all applicable rules and regulations and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, whether applied by a court of law or equity. The Company and its subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of the Company, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Except as set forth in Section 3.15(l), of the Company Disclosure Schedule, none of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any financing arrangement, including, but not limited to mortgage-backed financing, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require the Company or any of its subsidiaries to recognize any gain or loss with respect to such arrangement.

          (k) Except as set forth in Section 3.15(k) of the Company Disclosure Schedule, the Company has not received notice from any governmental, quasi-governmental or private agency of pending or threatened actions or investigations relating to the Company's activities in respect of the Loans.

          (l) Except as would not have a material adverse effect on the Company's portfolio of Loans, the terms of each Loan have not been impaired, waived, altered or modified in any material respect from the date of its origination except by a written instrument, which written instrument has been recorded if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved in writing by: (i) the relevant Investor, to the extent required by the relevant Investor Requirements; and (ii) the title insurer, to the extent required by the relevant policies, and its terms are reflected in the Loan Documents. Where the Investor's authorization is required, neither the Company nor any of its subsidiaries has, without the Investor's knowledge: (i) subordinated the lien of any Mortgage Loan to any other mortgage or lien or given any other mortgage or lien equal priority with the lien of a mortgage loan; or (ii) executed any instrument of release, cancellation or satisfaction with, in whole or in part, respect to any Mortgage Loan.

          (m) Except as would not have a material adverse effect on the Company's portfolio of Loans and except as set forth in Section 3.15(o) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries is subject to any repurchase obligation under any Loan.

          (n) Except as would not have a material adverse effect on the Company's portfolio of Loans, neither the Company nor any of its subsidiaries has received notice of a servicing default for any Loan, and each Loan serviced by the Company or its subsidiaries has been properly serviced and accounted for in all material respects in accordance with the applicable Servicing Requirements. All pools for which the Company or any of its subsidiaries is responsible are in compliance in all material respects with all applicable Investor Requirements, procedures, rules, regulations and guidelines.

          (o) To the knowledge of the Company, no facts currently exist with respect to existing securitizations heretofore undertaken by the Company that would be reasonably likely to materially and adversely affect the ability of the Company or any of its subsidiaries to continue to do securitizations in the future in accordance with existing practices.

          SECTION 3.16 Licenses. Section 3.16 of the Company Disclosure Schedule sets forth all licenses, permits, franchises and other authorizations of any governmental authority (collectively, "Licenses") that are material to the operation of its business as currently conducted. Except as set forth in Section
3.16 of the Company Disclosure Schedule, the Company has been granted and possesses all such Licenses, all such Licenses are in full force and effect and no proceeding is pending or threatened seeking the revocation or limitation of any such License. Except as set forth in Section 3.16 of the Company Disclosure Schedule, none of such Licenses will be subject to revocation or other limitation as a result of this Agreement or the transactions contemplated hereby.

          SECTION 3.17 Allowance for Possible Loan Losses. The reserve for losses shown on the audited consolidated financial statements as of December 31, 1998 was adequate in all material respects to provide for possible or specific losses, and contained an additional amount of unallocated reserves for unanticipated future losses, at a level considered adequate under generally accepted accounting principles and standards applied to the specialty finance business conducted by the Company and its subsidiaries. To the knowledge of the Company, the aggregate principal amount of all receivables including, but not limited to, Loans and leases contained in the Loan and lease portfolio of the Company and its subsidiaries as of December 31, 1998, arose in the ordinary course of business and are not the subject of any asserted claim or set off, except to the extent reserves have been taken against such receivables.

          SECTION 3.18 Brokers. No broker, finder or investment banker (other than the Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

          SECTION 3.19 Sole Representations and Warranties. The representations and warranties set forth in this Article III and elsewhere in this Agreement, as modified by the Company Disclosure Schedule, are the only representations and warranties of the Company in connection with this Agreement and the transactions contemplated hereby, and supersede any and all previous written and oral statements made to Parent.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

          Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 4.1 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has the requisite corporate power and authority and any necessary governmental approval to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals is not, individually or in the aggregate, reasonably likely to prevent or materially delay the consummation of the Offer or the Merger.

          SECTION 4.2 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser other than filing and recordation of appropriate merger documents as required by the MBCL. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms.

          SECTION 4.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not: (i) conflict with or violate the respective certificates of incorporation or by-laws of Parent or Purchaser; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and
(iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which either of them or their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not, individually or in the aggregate, reasonably likely to prevent or materially delay the consummation of the Offer or the Merger.

          (b) Except for the Licenses identified in Section 3.16 of the Company Disclosure Schedule and any other consents, approvals, authorizations, permits or filings as may be required by any governmental authority in order for the Surviving Corporation to operate after the Effective Time the business of the Company as currently conducted, including, without limitation, the filing of applications and notices with federal and state regulatory authorities governing consumer finance, commercial finance, mortgage lending and insurance in the states in which the Company and its subsidiaries operate their respective businesses, the execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act or other foreign filings or approvals, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the MBCL, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely to prevent or materially delay the consummation of the Offer or the Merger.

          SECTION 4.4 Offer Documents; Proxy Statement. The Offer Documents, as filed pursuant to Section 1.1, will not, at the time such Offer Documents are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Stockholders Meeting (as defined in Section 6.1), if any, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state a material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents or the Offer Documents. The Offer Documents, as amended and supplemented, will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 4.5 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

          SECTION 4.6 Funds. Parent or Purchaser, at the expiration date of the Offer and at the Effective Time, will have the funds necessary to consummate the Offer and the Merger, respectively.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall each use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as set forth in Section 5.1 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or commit to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its Articles of Organization or by-laws or equivalent organizational documents;

          (b) issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance of up to 913,720 shares of Company Common Stock required to be issued pursuant to the terms of Options outstanding as of September 22, 1999 or (ii) any assets of the Company or any of its subsidiaries, except in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than in the ordinary course of business consistent with past practice and other than existing committed facilities); (iii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; or (iv) authorize capital expenditures (during any three month period) which are, in the aggregate, in excess of $25,000 for the Company and its subsidiaries taken as a whole;

          (f) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as provided under Section 2.7, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans to or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining agreement or Company Plan, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it, other than discontinuance of the gain on sale method;

          (h) make any material Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax Return or settle or compromise any material federal, state, local or foreign Tax liability;

          (i) settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

          (j) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger);

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice and (ii) of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract in existence on the date hereof;

          (l)(i) make or commit to make any financial services Loan;

          (ii) make or commit to make any other Loan except as specifically provided in clauses (iii) through (ix) of this paragraph (l);

          (iii) purchase or commit to purchase consumer land Loans from a single dealer exceeding an aggregate amount of (y) $1,000,000 in the case of a dealer that is an approved dealer as of the date of this Agreement or (z) $2,500,000 in the case of a dealer that becomes an approved dealer on or after the date of this agreement;

          (iv) purchase or commit to purchase consumer timeshare Loans from a single seller exceeding an aggregate amount of (y) $500,000 in the case of a seller that is an approved seller as of the date of this Agreement or (z) $1,000,000 in the case of a seller that becomes an approved seller on or after the date of this Agreement;

          (v) make or commit to make Loans for the acquisition and/or construction of timeshare units that exceed (y) $2,500,000 in the case of a new Loan to an approved borrower (or group of affiliated borrowers) as of the date of this Agreement; provided however, that any increase in an existing commitment shall not exceed $1,000,000, and provided, further, that any additional Loans or increases as described in this clause (y) shall not cause the aggregate commitments to such borrower to exceed $2,500,000 or (z) $2,000,000 in the case of a borrower (or group of affiliated borrowers) which becomes an approved borrower on or after the date of this Agreement;

          (vi) make or commit to make Loans for the acquisition and/or development of landlots that exceed (y) $500,000 in the case of a new Loan to an approved borrower (or group of affiliated borrowers) as of the date of this Agreement; provided however, that any increase in an existing commitment shall not exceed $100,000, and provided, further, that any additional Loans or increases as described in this clause (y) shall not cause the aggregate commitments to such borrower to exceed $1,500,000 or (z) $1,000,000 in the case of a borrower (or group of affiliated borrowers) which becomes an approved borrower on or after the date of this Agreement;

          (vii) make or commit to make Loans for the finance or purchase of land (not including consumer Loans as provided in clause (iii) of Section 5.1(l) above) that exceed (y) $1,000,000 in the case of a new Loan to an approved borrower (or group of affiliated borrowers) as of the date of this Agreement; provided however, that any increase in an existing commitment shall not exceed $250,000, and provided, further, that any additional Loans or increases as described in this clause (y) shall not cause the aggregate commitments to such borrower to exceed $2,500,000 or (z) $500,000 in the case of a borrower (or group of affiliated borrowers) which becomes an approved borrower on or after the date of this Agreement;

          (viii) make or commit to make Loans for the finance or purchase of timeshare units (not including consumer Loans as provided in clause (iv) of Section 5.1(l) above) that exceed (y) $5,000,000 in the case of a new Loan to an approved borrower (or group of affiliated borrowers) as of the date of this Agreement; provided however, that any increase in an existing commitment shall not exceed $2,500,000, and provided, further, that any additional Loans or increases as described in this clause (y) shall not cause the aggregate commitments to such borrower to exceed $5,000,000 or (z) $5,000,000 in the case of a borrower (or group of affiliated borrowers) which becomes an approved borrower on or after the date of this Agreement; or

          (ix) purchase or commit to purchase any tax lien certificate greater than $500,000;

provided, that nothing in this Section 5.1(l) shall prohibit the Company from honoring any contractual obligation in existence on the date of this Agreement.

          (m) refinance or restructure any existing Loan, except in the ordinary course of business consistent with past practice and prudent lending practices;

          (n) make any material changes in its polices or practices concerning Loan underwriting and credit scoring, or which persons may approve Loans or credit scoring;

          (o) except in the ordinary course of business consistent with past practice and prudent business practices, enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than (A) securities backed by the full faith and credit of the United States or an agency thereof and (B) other readily marketable securities not in excess of $100,000.

          (p) foreclose upon or otherwise take title to or possession or control of any real property (other than residential property) without first obtaining a phase one environmental report thereon;

          (q) enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk, except in the ordinary course of business consistent with past practices and prudent business practices; or

          (r) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(q) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken, or would result in any of the conditions set forth in Annex A not being satisfied.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1 Stockholders Meeting. (a) If adoption of this Agreement is required by applicable law, the Company, acting through its Board of Directors, shall in accordance with and subject to applicable law and the Company's Articles of Organization and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of adopting this Agreement and the transactions contemplated hereby (the "Stockholders Meeting") and except if the Board of Directors by majority vote determines in good faith, based on the advice of outside legal counsel to the Company that to do so would constitute a breach of fiduciary duty under applicable law, (A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the written opinion of the Financial Adviser that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders and (B) use its reasonable best efforts to obtain the necessary adoption of this Agreement and the approval of the transactions contemplated hereby by its stockholders. At the Stockholders Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of adoption of this Agreement and the approval of the transactions contemplated hereby.

          (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the outstanding Shares, the Company agrees, at the request of Purchaser, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 82 of the MBCL.

          SECTION 6.2 Proxy Statement. If required by applicable law, as soon as practicable following Parent's request, the Company shall file with the SEC under the Exchange Act and the rules and regulations promulgated thereunder, and shall use its reasonable best efforts to have cleared by the SEC, the Proxy Statement with respect to the Stockholders Meeting. Parent, Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, each of Parent and Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

          SECTION 6.3 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence and including any vacancies or unfilled newly-created directorships) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser bears to the total number of Shares then outstanding, and the Company shall amend, or cause to be amended, its by-laws to provide for each of the matters set forth in this Section 6.3 and shall, at such time, promptly take all action necessary to cause Purchaser's designees to be so elected, including either increasing the size of the Board of Directors or securing the resignations of incumbent directors or both. At such times, the Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the board of (i) each committee of the Board of Directors, (ii) each board of directors of each subsidiary of the Company and (iii) each committee of each such board, in each case only to the extent permitted by law. Until Purchaser acquires 662/3% of the outstanding Shares on a fully diluted basis, the Company shall use its commercially reasonable efforts to ensure that all the members of the Board of Directors and such boards and committees as of the date hereof who are not employees of the Company shall remain members of the Board of Directors and such boards and committees.

          (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement provided to stockholders such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.3. Parent or Purchaser will supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the election or appointment of Purchaser's designees pursuant to this Section 6.3 and prior to the Effective Time, any amendment, or waiver of any term or condition of this Agreement or the Articles of Organization or By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Purchaser or waiver or assertion of any of the Company's rights hereunder, and any other consent or action by the Board of Directors with respect to this Agreement, will require only the concurrence of a majority of the directors of the Company then in office who are neither designated by Purchaser nor are employees of the Company (the "Disinterested Directors") and such concurrence shall constitute the authorization of the Board of Directors of the Company and no other action by the Company, including any action by any other director of the Company, shall be required for purposes of this Agreement. Notwithstanding the foregoing, the number of Disinterested Directors shall be not less than two.

          SECTION 6.4 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent, and financing sources who shall agree to be bound by the provisions of this Section
6.4 as though a party hereto, complete access, consistent with applicable law, at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent and such financing sources with all financial, operating and other data and information as Parent, through its officers, employees or agents, or such financing sources may from time to time reasonably request. Parent, Purchaser and their respective officers, employees, agents and financing sources shall exercise such right of access in a manner which does not unduly interfere with the conduct by the Company of its business.

          (b) Each of Parent and Purchaser will hold and will cause its officers, employees, auditors and other agents to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Purchaser in connection with the transactions contemplated in this Agreement pursuant to the terms and provisions of that Confidentiality Agreement dated July 20, 1999 between Parent and the Company (the "Confidentiality Agreement").

          (c) No investigation or information provided pursuant to this Section
6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 6.5 No Solicitation of Transactions. The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with or involving the Company or any of its subsidiaries. At any time prior to consummation of the Offer, the Company may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access to any person made after the date hereof which was not encouraged, solicited or initiated by the Company or any of its affiliates or any of its or their respective officers, directors, employees, representatives or agents after the date hereof, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction (including an exchange of stock or assets) involving the Company or any subsidiary or division of the Company, in each case (whether furnishing information and access or participating in discussions and negotiations) only if such person has submitted a written proposal to the Board of Directors of the Company relating to any such transaction and the Board by majority vote determines in good faith, based upon the advice of outside counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Board shall provide a copy of any such written proposal to Parent immediately after receipt thereof, shall notify Parent immediately if any proposal (oral or written) is made and shall in such notice, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Offer, the Merger and the other transactions contemplated by this Agreement. Except as set forth in this Section 6.5, neither the Company or any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Purchaser, any affiliate or associate of Parent and Purchaser or any designees of Parent or Purchaser) concerning any merger, sale of any material portion or assets, sale of any of the shares of capital stock or similar transactions (including an exchange of stock or assets) involving the Company or any subsidiary or division of the Company; provided, however, that nothing herein shall prevent the Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that the Board shall not recommend that the stockholders of the Company tender their Shares in connection with any such tender offer unless the Board by majority vote shall have determined in good faith, based upon the advice of outside counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, unless the Board by majority vote shall have determined in good faith, based upon the advice of outside counsel to the Company, that failing to release such third party or waive such provisions would constitute a breach of the fiduciary duties of the Board of Directors under applicable law.

          SECTION 6.6 Employee Benefits Matters. (a) Subject to paragraphs (b) and (d) below, on and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company and its subsidiaries (unless superseded by an employment agreement between such employee and the Parent or Purchaser). Parent and the Company agree that the Surviving Corporation and its subsidiaries shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect as of the date hereof and disclosed in Section 3.10(a) of the Company Disclosure Schedule.

          (b) Parent shall cause the Surviving Corporation, for the period commencing at the Effective Time and ending on the first anniversary thereof, to provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Surviving Corporation and its subsidiaries (other than employees covered by a collective bargaining agreement) which are no less favorable in the aggregate than those provided to Parent's similarly situated employees pursuant to the plans, programs and arrangements (other than those related to the equity securities of the Company) of the Parent and its subsidiaries in effect on the date hereof and employees covered by collective bargaining agreements shall be provided with such benefits as shall be required under the terms of any applicable collective bargaining agreement; provided, however, that nothing herein shall prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of Parent, the Company or the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to conform with applicable law. Employees of the Surviving Corporation shall be given credit for all service with the Company and its subsidiaries, to the same extent as such service was credited for such purpose by the Company, under each employee benefit plan, program, or arrangement of the Parent in which such employees are eligible to participate for purposes of eligibility and vesting; provided, however, that in no event shall the employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

          (c) If employees of the Surviving Corporation and its subsidiaries become eligible to participate in a medical, dental or health plan of Parent or its subsidiaries, Parent shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and its subsidiaries and (ii) honor any deductible and out of pocket expenses incurred by the employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation.

          (d) Nothing in this Section 6.6 shall require the continued employment of any person or, with respect to clauses (a), (b) and (c) hereof, prevent the Company and/or the Surviving Corporation and their subsidiaries from taking any action or refraining from taking any action which the Company and its subsidiaries prior to the Effective Time, could have taken or refrained from taking.

          SECTION 6.7 Directors' and Officers' Indemnification and Insurance.
(a) The Articles of Organization and By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Articles of Organization and By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

          (b) Parent shall use its reasonable best efforts to cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Effective Time to the extent available; provided, however, that in no event shall Parent or the Company be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company (which the Company represents and warrants to be not more than $46,000) to maintain or procure insurance coverage pursuant hereto.

          (c) For six years after the Effective Time, Parent agrees that it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time and their heirs and representatives (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") (but only to the extent such Costs are not otherwise covered by insurance and paid) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Claims"), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and Parent shall ,or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          (d) Any Indemnified Party wishing to claim indemnification under paragraph (c) of this Section 6.7, upon learning of any such Claim, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent. In the event of any such Claim (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (d) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          SECTION 6.8 Intentionally Omitted.

          SECTION 6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would, if such representation or warranty were required to be made at such time, be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.10 Further Action; Commercially Reasonable Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including but not limited to (i) cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings under the HSR Act and any amendments to any thereof and (ii) using commercially reasonable efforts to promptly make all required regulatory filings and applications including, without limitation, responding promptly to requests for further information and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries and Parent and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger, including, without limitation, those listed in Section 3.16 of the Company Disclosure Schedule. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use commercially reasonable efforts to take all such necessary action.

          (b) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their subsidiaries, from any Governmental Authority with respect to the Offer or the Merger or any of the other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust law.

          (c) Each party shall timely and promptly make all filings which are required under the HSR Act. Each party will furnish to the other such necessary information and reasonable assistance as it may request in connection with its preparation of such filings. Each party will supply the other with copies of all correspondence, filings or communications between such party or its representatives and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

          SECTION 6.11 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation and without the consent of the other party, except as may be required by law or any listing agreement with its securities exchange.

          SECTION 6.12 Disposition of Litigation. (a) The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to the Offer or this Agreement, without the prior written consent of Parent (which shall not be unreasonably withheld).

          (b) The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger.

                                   ARTICLE VII

                              CONDITIONS OF MERGER

          SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) If required by the MBCL, this Agreement shall have been adopted by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with the Company's Articles of Organization and the MBCL.

          (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that prior to invoking this condition the invoking party shall have complied with Section 6.10.

          (c) Purchaser shall have purchased Shares pursuant to the Offer.

          (d) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) By mutual written consent of Parent, Purchaser and the Company;

          (b) By Parent or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States shall have issued a final order, injunction, decree, judgment or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, injunction, decree, judgment, ruling or other action is or shall have become final and nonappealable; provided, however, that prior to invoking this right of termination the invoking party shall have complied with Section 6.10;

          (c) By Parent if due to an occurrence or circumstance which resulted in a failure to satisfy any of the Offer Conditions, Purchaser shall have
     (i) terminated the Offer or (ii) failed to pay for Shares pursuant to the Offer on or prior to the Outside Date (as defined below);

          (d) By the Company (only following the Outside Date, in the case of clause (ii)(B) below) if (i) there shall have been a material breach of any covenant or agreement on the part of Parent or the Purchaser contained in this Agreement which materially adversely affects Parent's or Purchaser's ability to consummate (or materially delays commencement or consummation of) the Offer, and which shall not have been cured prior to the earlier of
     (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (ii) Purchaser shall have (A) terminated the Offer or (B) failed to pay for Shares pursuant to the Offer on or prior to the Outside Date (unless such termination or failure is caused by or results from the failure of any representation or warranty of the Company to be true and correct in any material respect or the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement) or (iii) prior to the purchase of Shares pursuant to the Offer, any person shall have made a bona fide offer to acquire the Company (A) that the Board of Directors of the Company by majority vote determines in its good faith judgment is more favorable to the Company and the Company's stockholders than the Offer and the Merger and (B) as a result of which the Board of Directors by majority vote determines in good faith, based upon the advice of outside counsel to the Company, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement, provided that such termination under this clause (iii) shall not be effective until the Company has made payment of the full fee and expense reimbursement required by Section 8.3; or

          (e) By Parent prior to the purchase of Shares pursuant to the Offer, if (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement which is reasonably likely to have a Material Adverse Effect on the Company or which materially adversely affects (or materially delays) the consummation of the Offer, which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (ii) the Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended another offer or transaction, or shall have resolved to effect any of the foregoing, or (iii) the Minimum Condition shall not have been satisfied by the expiration date of the Offer as it may have been extended pursuant hereto and on or prior to such date (A) any person (including the Company but not including Parent or Purchaser) shall have made a public announcement, disclosure or communication to the Company with respect to a Third Party Acquisition or (B) any person (including the Company or any of its affiliates or subsidiaries), other than Parent or any of its affiliates shall have become (and remain at the time of termination) the beneficial owner of 20% or more of the Shares (unless such person shall have tendered and not withdrawn such person's Shares pursuant to the Offer). As used herein, the "Outside Date" shall mean the latest to occur (but in no event later than 90 days following the date hereof) of (i) the date that is 60 days following the date hereof and (ii) provided that the Minimum Condition has been satisfied within 60 days following the date hereof, the date on which either (x) the applicable waiting period under the HSR Act shall have expired or been terminated or (y) the final terms of a consent decree between Parent and the appropriate governmental authority with respect to the Offer and the Merger shall have been agreed to.

          SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; provided, however, that nothing herein shall relieve any party from liability for any wilful breach hereof.

          SECTION 8.3 Fees and Expenses.

          (a) If:

              (i) (x) Parent terminates this Agreement pursuant to Section 8.1(e)(i) hereof and (y) prior to such termination a proposal or offer with respect to a Third Party Acquisition shall have been made to the Company and (z) within 12 months after such termination, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs; or

              (ii) (x) the Company terminates this Agreement pursuant to 8.1(d)(iii) or (y) the Company terminates this Agreement pursuant to
     Section 8.1(d)(ii)(B) hereof and at such time Parent would have been permitted to terminate this Agreement under Section 8.1(e)(ii) or (iii) hereof or (z) Parent terminates this Agreement pursuant to Section 8.1(e)(ii) or (iii) hereof;

then the Company shall pay to Parent and Purchaser, within three business days following the execution and delivery of such agreement or such occurrence, as the case may be, or simultaneously with any termination contemplated by Section 8.3(a)(ii) above, a fee, in cash, of $5.5 million (less any amounts previously paid pursuant to Section 8.3(b)), provided, however, that the Company in no event shall be obligated to pay more than one such fee with respect to all such agreements and occurrences and such termination.

          "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or similar business combination by any person other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 20% or more of the book or fair market value of the consolidated assets of the Company and its subsidiaries, taken as a whole; or (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares.

          (b) Upon the termination of this Agreement (i) under circumstances in which Parent shall have been entitled to terminate this Agreement pursuant to
Section 8.1(e)(i) hereof (whether or not expressly terminated on such basis) or
(ii) if any of the representations and warranties of the Company contained in this Agreement were untrue or incorrect in any material respect when made and at the time of termination remained untrue or incorrect in any material respect and such misrepresentation materially adversely affected the consummation (or materially delayed commencement or consummation) of the Offer, then the Company shall reimburse Parent, Purchaser and their affiliates (not later than three business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Offer and the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees and disbursements payable to financing sources, investment bankers, counsel to Purchaser or Parent or any of the foregoing, and accountants) up to a maximum amount of $1,000,000. Unless required to be paid earlier pursuant to Section 8.1(d), the Company shall in any event pay the amount requested within three business days of such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course after request by the Company.

          (c) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          SECTION 8.4 Amendment. Subject to Section 6.3, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.5 Waiver. Subject to Section 6.3, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.6, Section 6.7 and Article IX shall survive the Effective Time and those set forth in Section 6.4, Section 8.3 and Article IX shall survive termination of this Agreement.

          SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Purchaser:

                    Textron Financial Corporation
                    40 Westminster Street
                    P.O. Box 6687
                    Providence, RI  02940-6687
                    Attention:  David Wisen

          with an additional copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, NY  10017
                    Attention:  Mario A. Ponce, Esq.

          if to the Company:

                    Litchfield Financial Corporation
                    430 Main Street
                    Williamstown, MA  02167
                    Attention: Richard A. Stratton

          with a copy to:

                    Hutchins, Wheeler & Dittmar,
                     A Professional Corporation
                    101 Federal Street
                    Boston, MA, 02110
                    Attention: James Westra, Esq.

          SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares; provided, however, that no person nor any affiliate or associate of such person shall be deemed to be the beneficial owner of any securities by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such affiliate or associate is otherwise deemed the beneficial owner;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended December 31, 1998 were prepared;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          SECTION 9.5 Entire Agreement; Assignment. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, except for the provisions of Section 6.7, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Massachusetts or in any court of the Commonwealth of Massachusetts, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any court of the Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the Commonwealth of Massachusetts, and (iv) consents to service being made through the notice procedures set forth in Section 9.2.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    TEXTRON FINANCIAL CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    LIGHTHOUSE ACQUISITION CORP.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: President

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: Treasurer

                                    LITCHFIELD FINANCIAL CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: Treasurer

                                     ANNEX A

                                Offer Conditions

          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement.

          Notwithstanding any other provision of the Offer, but subject to the terms and conditions of the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) to the extent permitted by the Merger Agreement if, (i) at the expiration of the Offer, a number of shares of Company Common Stock which, together with any Shares owned by Parent or Purchaser, constitutes more than 66-% of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer, the ("Minimum Condition") or (ii) at any time on or after the date of this Agreement and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred:

          (a) there shall have been entered any order, preliminary or permanent injunction, decree, judgment or ruling in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, or any statute, rule or regulation enacted, entered, enforced, promulgated, amended or issued that is applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency that is reasonably likely to have the effect of: (i) making illegal or otherwise directly or indirectly restraining or prohibiting the making of the Offer in accordance with the terms of the Merger Agreement, the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates or the consummation of the Merger; (ii) prohibits the ownership or operation by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or Parent or its subsidiaries, taken as a whole, or (iii) materially limits the ownership or operation by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or Parent or its subsidiaries, taken as a whole (other than, in either case, assets or businesses of the Company or its subsidiaries that are not material (measured in relation to the combined assets or revenues of the Company and its subsidiaries, taken as a whole)) or compels Parent or any of its subsidiaries to dispose of or hold separate all or any portion of the businesses or assets of the Company or any of its subsidiaries or Parent or any of its subsidiaries (other than, in either case, assets or businesses of the Company or its subsidiaries that are not material (measured in relation to the combined assets or revenues of the Company and its subsidiaries, taken as a whole)), as a result of the transactions contemplated by the Offer or the Merger Agreement; (iv) imposes limitations on the ability of Parent, Purchaser or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of the Shares, including without limitation the right to vote any Shares acquired or owned by Parent or Purchaser or any of its affiliates on all matters properly presented to the stockholders of the Company, including without limitation the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or
     (v) requires divestiture by Parent or Purchaser or any of their affiliates of any Shares;

          (b) since the date hereof, there shall have occurred any event, other than events arising out of the announcement of the Offer and the transactions contemplated hereby, that is reasonably likely to have a Material Adverse Effect;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices (other than suspensions or limitations triggered on the New York Stock Exchange by price fluctuations on a trading day) for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency in the United States on the extension of credit by banks or other lending institutions, (iv) a commencement of a war directly involving the United States and materially adversely affecting (or materially delaying) the consummation of the Offer or (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

          (d) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of more than 20% of the outstanding Shares has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as defined in
     Section 13(d)(3) of the Exchange Act), other than Parent or any of its affiliates or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger, (B) any such corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company or any of its subsidiaries, or (C) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

          (e) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified by reference to materiality or a Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in all material respects, in each case as if such representations and warranties were made at the time of such determination;

          (f) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under the Merger Agreement;

          (g) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company; or

          (h) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer or the Merger, and any applicable waiting periods under any foreign statutes or regulations, shall not have expired or been terminated;

          (i) the Company shall have terminated the employment agreement of Richard A. Stratton without the prior written consent of the Purchaser; and

          (k) the Company shall not have obtained the consent of each member of the Board of Directors of the Company to the cancellation of all Options held by such Directors as contemplated by Section 2.7 of the Merger Agreement.

which, in the reasonable judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances (except for any action or inaction by Purchaser or any of its affiliates constituting a breach of the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

          The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or any of its affiliates constituting a breach of the Merger Agreement) or (other than the Minimum Condition) may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.